EXHIBIT 32.1

Written Statement of Principal Executive Officer Furnished Pursuant to
18 U.S.C. Section 1350,
as Adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-KSB of HouseRaising, Inc. (the "Company") for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Gregory J. Wessling, Chairman of the Board and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2006 and results of operations for the year ended December 31, 2006 of the Company and its subsidiaries.

/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

April 2, 2007

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.